Exhibit 99.1

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Consolidated Financial Statements for the years ended December 31, 2018, 2017, and 2016

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Table of Contents

December 31, 2018, 2017 and 2016

Report of Independent Auditors

To the Board of Directors of THL Credit Logan JV LLC:

We have audited the accompanying consolidated financial statements of THL Credit Logan JV LLC and its subsidiary (the “Company”), which comprise the consolidated statements of assets, liabilities and members’ capital, including the consolidated schedules of investments, as of December 31, 2018 and 2017 and the related consolidated statements of operations, of changes in members’ capital and of cash flows for each of the three years in the period ended December 31, 2018.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of THL Credit Logan JV LLC and its subsidiary as of December 31, 2018 and 2017, and the results of their operations, changes in their members’ capital and their cash flows for each of the three years in the period ended December 31, 2018, in accordance with accounting principles generally accepted in the United States of America.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

March 6, 2019

THL Credit Logan JV LLC

Consolidated Statements of Assets, Liabilities and Members’ Capital

As of December 31, 2018 and 2017

	2018	2017
Assets
Investments at fair value (cost $337,104,247 and $252,710,136, respectively)	$329,771,204	$250,399,963
Cash and cash equivalents	26,867,919	10,637,075
Interest and fees receivable	1,137,544	906,453
Receivable for investments sold and paydown of investments	1,056,516	8,686,885
Total assets	$358,833,183	$270,642,347
Liabilities and Members’ Capital
Liabilities
Loans payable ($241,679,121 and $169,631,533 face amounts, respectively reported net of unamortized debt issuance costs of $2,322,632 and $1,521,857, respectively)	$239,356,489	$168,109,676
Distribution payable	3,360,000	3,300,000
Payable for investments purchased	7,342,000	15,616,333
Accrued credit facility expense	2,571,500	1,697,918
Accrued expenses	172,000	156,000
Total liabilities	$252,801,989	$188,879,927
Commitments and contingencies (Note 9)
Members’ Capital
Members’ capital	$106,031,194	$81,762,420
Total liabilities and members’ capital	$358,833,183	$270,642,347

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

Consolidated Statements of Operations

For the years ended December 31, 2018, 2017, and 2016

	2018	2017	2016
Investment Income
Interest income	$22,626,925	$16,996,380	$14,184,626
Other income	182,822	417,141	254,000
Total investment income	22,809,747	17,413,521	14,438,626
Expenses
Credit facility interest and fees	9,769,526	5,861,844	4,576,777
Amortization of deferred financing costs	740,789	468,483	352,524
Professional fees	96,000	99,406	140,500
Other general and administrative expenses	329,460	265,839	323,676
Total expenses	10,935,775	6,695,572	5,393,477
Net investment income	11,873,972	10,717,949	9,045,149
Realized (Loss) Gain and Change in Unrealized (Depreciation)
Appreciation on Investments
Net realized (loss) gain	(2,132,328)	1,133,423	306,170
Net change in unrealized (depreciation) appreciation on investments	(5,022,870)	(3,134,738)	6,641,912
Net realized (loss) gain and change in unrealized (depreciation) appreciation on investments	(7,155,198)	(2,001,315)	6,948,082
Net increase in members’ capital resulting from operations	$4,718,774	$8,716,634	$15,993,231

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

Consolidated Statements of Changes in Members’ Capital

For the years ended December 31, 2018, 2017, and 2016

Members’ capital, December 31, 2015	$55,977,555
Contributions	12,000,000
Distributions	(9,300,000)
Net investment income	9,045,149
Net realized gain	306,170
Net change in unrealized appreciation on investments	6,641,912
Members’ capital, December 31, 2016	$74,670,786
Contributions	10,000,000
Distributions	(11,625,000)
Net investment income	10,717,949
Net realized gain	1,133,423
Net change in unrealized depreciation on investments	(3,134,738)
Members’ capital, December 31, 2017	$81,762,420
Contributions	32,000,000
Distributions	(12,450,000)
Net investment income	11,873,972
Net realized loss	(2,132,328)
Net change in unrealized depreciation on investments	(5,022,870)
Members’ capital, December 31, 2018	$106,031,194

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

Consolidated Statements of Cash Flows

For the years ended December 31, 2018, 2017, and 2016

	2018	2017	2016
Cash flows from operating activities:
Net increase in members’ capital resulting from operations	$4,718,774	$8,716,634	$15,993,231
Adjustments to reconcile net increase (decrease) in members’ capital resulting from operations to net cash used in operating activities:
Net change in unrealized depreciation (appreciation) on investments	5,022,870	3,134,738	(6,641,912)
Net realized loss (gain)	2,132,328	(1,133,423)	(306,170)
Amortization of deferred financing costs	740,789	468,483	352,524
Accretion of discount	(1,203,605)	(2,316,674)	(1,334,801)
Increase in investments due to PIK	—	(29,894)	—
Purchase of investments	(195,767,808)	(170,454,801)	(105,114,920)
Proceeds from sales and repayments of investments	109,812,981	124,561,998	73,742,952
Changes in operating assets and liabilities:
(Increase) decrease in interest receivable	(231,091)	(264,692)	13,350
Increase in accrued credit facility expense	873,582	499,318	478,223
Increase (decrease) in accrued expenses	16,000	(12,000)	72,754
Net cash used in operating activities	(73,885,180)	(36,830,313)	(22,744,769)
Cash flows from financing activities:
Borrowings under credit facility	72,047,588	40,374,283	21,120,250
Contributions received	32,000,000	10,000,000	12,000,000
Distributions paid	(12,390,000)	(12,520,000)	(7,480,000)
Financing costs paid	(1,541,564)	(234,913)	(718,166)
Net cash provided by financing activities	90,116,024	37,619,370	24,922,084
Net increase in cash	16,230,844	789,057	2,177,315
Cash and cash equivalents, beginning of year	10,637,075	9,848,018	7,670,703
Cash and cash equivalents, end of year	$26,867,919	$10,637,075	$9,848,018
Supplemental Disclosure of Cash Flow Information:
Cash interest paid	8,895,945	5,329,393	3,685,975
Supplemental Disclosure of Non Cash Flow Information:
Securities issued in restructuring of investments	—	869,704	—
PIK income earned	—	29,894	—

The accompanying notes are an integral part of these consolidated financial statements.

 THL Credit Logan JV LLC

Consolidated Schedule of Investments

As of December 31, 2018

Company/Security/Country (13)	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal / Shares	Amortized Cost	Fair Value (2)
Senior Secured First Lien Term Loans Canada
PNI Canada Acquireco Corp	High Tech Industries	6.85% (LIBOR +4.5%)	10/31/2018	10/31/2025	$1,733,333	$1,724,824	$1,698,667
Total Canada						$1,724,824	$1,698,667
Germany
Rhodia Acetow	Consumer goods: Non-Durable	8.09% (LIBOR +5.5%)	04/21/2017	05/31/2023	$985,000	$974,127	$955,450
VAC Germany Holding GmbH	Metals & Mining	6.8% (LIBOR +4%)	02/26/2018	02/26/2025	2,977,500	2,964,329	2,973,778
Total Germany						$3,938,456	$3,929,228
United Kingdom
Auxey Bidco Ltd.	Services: Business	7.97% (LIBOR +5.5%)	08/07/2018	08/07/2025	$5,000,000	$4,806,114	$4,812,500
EG Group	Retail	6.81% (LIBOR +4%)	03/23/2018	02/07/2025	2,845,171	2,832,386	2,749,146
Total United Kingdom						$7,638,500	$7,561,646
United States of America
1A Smart Start LLC	Services: Consumer	7.09% (LIBOR +4.5%)	08/28/2015	02/21/2022	$4,346,634	$4,329,746	$4,346,634
A Place for Mom Inc	Media: Advertising, Printing & Publishing	6.27% (LIBOR +3.75%)	07/28/2017	08/10/2024	3,950,000	3,934,094	3,969,750
A10 Capital, LLC	Banking, Finance, Insurance & Real Estate	8.96% (LIBOR +6.5%)	04/25/2018	04/27/2023	5,000,000	4,956,723	4,925,000
Achilles Acquisition LLC	Banking, Finance, Insurance & Real Estate	6.56% (LIBOR +4%)	10/04/2018	10/03/2025	4,000,000	3,990,272	3,950,000
Advanced Computer Software	High Tech Industries	7.14% (LIBOR +4.75%)	05/25/2018	05/31/2024	1,496,250	1,492,854	1,485,028
Advanced Integration Technology LP	Aerospace & Defense	7.46% (LIBOR +4.75%)	07/15/2016	04/03/2023	1,955,175	1,941,317	1,935,623
AgroFresh Inc.	Chemicals, Plastics & Rubber	7.55% (LIBOR +4.75%)	12/01/2015	07/31/2021	1,934,837	1,928,162	1,909,442
Air Medical Group Holdings Inc	Healthcare & Pharmaceuticals	6.75% (LIBOR +4.25%)	09/26/2017	03/14/2025	2,227,500	2,212,807	2,081,120
Alcami Carolinas Corp	Healthcare & Pharmaceuticals	6.71% (LIBOR +4.25%)	07/09/2018	07/06/2025	3,990,000	3,971,197	3,970,050
Alchemy US Holdco 1 LLC	Chemicals, Plastics & Rubber	8.12% (LIBOR +5.5%)	10/01/2018	09/28/2025	2,000,000	1,970,898	1,995,000
Alpha Media LLC	Media: Broadcasting & Subscription	9% (LIBOR +6.5%)	02/24/2016	02/25/2022	3,042,741	2,962,067	2,930,539
AMCP Clean Acquisition Co LLC	Wholesale	7.05% (LIBOR +4.25%)	07/10/2018	07/10/2025	2,407,258	2,395,885	2,386,194
AMCP Clean Acquisition Co LLC (3)	Wholesale	7.15% (LIBOR +4.25%)	07/10/2018	07/10/2025	580,645	224,531	222,193
American Sportsman Holdings Co	Retail	7.52% (LIBOR +5%)	11/22/2016	09/25/2024	3,950,000	3,906,373	3,795,950
Ansira Holdings, Inc. (4)	Media: Diversified & Production	8.27% (LIBOR +5.75%)	04/17/2018	12/20/2022	612,820	149,790	148,870
Ansira Holdings, Inc.	Media: Diversified &	8.27% (LIBOR +5.75%)	12/20/2016	12/20/2022	1,849,798	1,837,513	1,840,549
	Production
AP Gaming I LLC	Hotel, Gaming & Leisure	6.02% (LIBOR +3.5%)	06/06/2016	02/15/2024	2,462,578	2,457,343	2,423,583
APC Aftermarket	Automotive	7.62% (LIBOR +5%)	05/09/2017	05/10/2024	492,500	484,949	448,175
Aptean, Inc.	High Tech Industries	7.06% (LIBOR +4.25%)	12/15/2017	12/20/2022	928,740	922,011	920,224
AQA Aquisition Holding, Inc	High Tech Industries	7.05% (LIBOR +4.25%)	10/01/2018	05/24/2023	1,994,937	1,994,937	1,984,962
ATI Merger Sub Inc. (11)	Healthcare & Pharmaceuticals	7.31% (LIBOR +4.5%)	12/19/2018	12/05/2025	4,333,333	4,290,000	4,300,833

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

Consolidated Schedule of Investments (continued)

As of December 31, 2018

Company/Security/Country (13)	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal / Shares	Amortized Cost	Fair Value (2)
Avaya Inc	Telecommunications	6.71% (LIBOR +4.25%)	11/09/2017	12/15/2024	$2,588,021	$2,564,212	$2,505,527
Barbri Inc	Media: Diversified & Production	6.6% (LIBOR +4.25%)	12/01/2017	11/21/2023	3,121,622	3,108,777	3,059,189
BCP Qualtek Merger Sub LLC	Telecommunications	8.28% (LIBOR +5.75%)	07/16/2018	07/16/2025	3,990,000	3,914,946	3,902,719
Beasley Mezzanine Holdings LLC	Media: Broadcasting & Subscription	6.47% (LIBOR +4%)	11/17/2017	11/01/2023	2,927,347	2,915,319	2,893,199
Big Ass Fans LLC	Capital Equipment	6.55% (LIBOR +3.75%)	11/07/2017	05/21/2024	2,474,878	2,464,598	2,443,942
Big River Steel LLC	Metals & Mining	7.8% (LIBOR +5%)	08/15/2017	08/23/2023	1,975,000	1,959,623	1,960,187
BI—LO LLC	Retail	10.78% (LIBOR +8%)	05/15/2018	05/31/2024	1,492,500	1,438,227	1,434,039
Bomgar Corp	High Tech Industries	6.52% (LIBOR +4%)	04/17/2018	04/18/2025	3,984,987	3,975,621	3,865,438
Brand Energy & Infrastructure Services, Inc.	Energy: Oil & Gas	6.76% (LIBOR +4.25%)	06/16/2017	06/21/2024	2,955,000	2,931,765	2,813,810
California Cryobank LLC	Healthcare & Pharmaceuticals	6.8% (LIBOR +4%)	08/03/2018	07/26/2025	3,200,313	3,185,200	3,200,313
Cambium Learning Inc.	Services: Consumer	4.5% (LIBOR +4.5%)	12/18/2018	12/11/2025	2,000,000	1,900,000	1,907,500
CC Amulet Intermediate, LLC (5) (12)	Healthcare & Pharmaceuticals	7.56% (LIBOR +4.75%)	06/18/2018	04/30/2024	1,538,462	(13,996)	(15,385)
CC Amulet Intermediate, LLC	Healthcare & Pharmaceuticals	7.27% (LIBOR +4.75%)	06/18/2018	04/30/2024	3,444,231	3,412,896	3,409,788
Clear Balance Holdings, LLC	Banking, Finance, Insurance & Real Estate	8.55% (LIBOR +5.75%)	07/07/2015	10/05/2023	4,937,500	4,919,549	4,937,500
Commercial Barge Line Co	Transportation: Cargo	11.27% (LIBOR +8.75%)	11/06/2015	11/12/2020	1,293,750	1,269,693	939,263
Constellis Holdings, LLC	Aerospace & Defense	7.52% (LIBOR +5%)	04/18/2017	04/21/2024	1,970,000	1,955,062	1,891,200
Conyers Park Parent Merger Sub Inc	Beverage, Food & Tobacco	6.27% (LIBOR +3.5%)	06/21/2017	07/07/2024	1,975,000	1,967,167	1,955,250
Country Fresh Holdings, LLC (14)	Beverage, Food & Tobacco	7.8% (LIBOR +5%)	07/14/2017	03/31/2023	4,340,351	4,307,788	3,667,596
Covenant Surgical Partners Inc	Healthcare & Pharmaceuticals	7.3% (LIBOR +4.5%)	09/29/2017	10/04/2024	2,972,216	2,965,823	2,927,633
CPI Acquisition, Inc.	Services: Consumer	7.02% (LIBOR +4.5%)	08/14/2015	08/17/2022	4,187,266	4,106,515	2,684,038
CryoLife Inc	Healthcare & Pharmaceuticals	6.05% (LIBOR +3.25%)	11/15/2017	12/02/2024	1,980,000	1,971,620	1,940,400
CT Technologies Intermediate Holdings, Inc (14)	Healthcare & Pharmaceuticals	6.77% (LIBOR +4.25%)	02/11/2015	12/01/2021	1,920,350	1,924,711	1,601,889
Deerfield Holdings Corp	Banking, Finance, Insurance & Real Estate	5.77% (LIBOR +3.25%)	12/06/2017	02/13/2025	248,125	247,580	235,616
DigiCert, Inc.	High Tech Industries	6.52% (LIBOR +4%)	09/20/2017	10/31/2024	995,006	990,819	977,594
Drilling Info Inc.	High Tech Industries	6.77% (LIBOR +4.25%)	07/27/2018	07/26/2025	4,488,750	4,467,558	4,477,528
DXP Enterprises, Inc.	Wholesale	7.27% (LIBOR +4.75%)	08/16/2017	08/29/2023	1,481,250	1,469,708	1,470,141
Eliassen Group, LLC	Services: Business	7.02% (LIBOR +4.5%)	10/19/2018	10/19/2023	4,166,667	4,146,173	4,145,833
Empower Payments Acquisition	Services: Business	7.05% (LIBOR +4.25%)	10/05/2018	10/05/2025	4,000,000	3,990,210	3,990,000
Evo Payments International, LLC	Banking, Finance, Insurance & Real Estate	5.76% (LIBOR +3.25%)	12/08/2016	12/22/2023	2,593,998	2,575,517	2,511,846
Gold Standard Baking, Inc.	Wholesale	7.31% (LIBOR +4.5%)	05/19/2015	04/23/2021	2,480,570	2,475,680	2,257,318
Golden West Packaging Group LLC	Containers, Packaging & Glass	7.77% (LIBOR +5.25%)	02/09/2018	06/20/2023	4,731,099	4,711,129	4,719,271

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

Consolidated Schedule of Investments (continued)

As of December 31, 2018

Company/Security/Country (13)	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal / Shares	Amortized Cost	Fair Value (2)
Great Dane Merger Sub Inc	High Tech Industries	6.27% (LIBOR +3.75%)	05/02/2018	05/21/2025	$2,985,000	$2,971,387	$2,917,838
Gruden Acquisition Inc.	Transportation: Cargo	8.3% (LIBOR +5.5%)	06/21/2017	08/18/2022	1,969,543	1,934,561	1,933,432
Gulf Finance, LLC	Energy: Oil & Gas	8.06% (LIBOR +5.25%)	08/17/2016	08/25/2023	1,874,821	1,837,436	1,445,956
Heartland Dental LLC (6) (12)	Healthcare & Pharmaceuticals	6.56% (LIBOR +3.75%)	04/19/2018	04/17/2025	125,217	(567)	(4,852)
Heartland Dental LLC	Healthcare & Pharmaceuticals	6.27% (LIBOR +3.75%)	04/19/2018	04/30/2025	1,368,085	1,361,889	1,315,072
Help/Systems Holdings, Inc.	High Tech Industries	6.27% (LIBOR +3.75%)	03/23/2018	03/28/2025	1,990,000	1,985,544	1,915,375
Higginbotham Insurance Agency, Inc.	Banking, Finance, Insurance & Real Estate	6.26% (LIBOR +3.75%)	12/14/2017	12/19/2024	4,950,000	4,928,625	4,801,500
Idera Inc	High Tech Industries	7.03% (LIBOR +4.5%)	06/27/2017	06/28/2024	2,331,764	2,313,336	2,336,136
Infoblox Inc.	High Tech Industries	7.02% (LIBOR +4.5%)	11/03/2016	11/07/2023	2,135,719	2,100,036	2,132,440
Intermedia Holdings, Inc.	Telecommunications	8.52% (LIBOR +6%)	07/13/2018	07/11/2025	3,000,000	2,971,743	2,996,250
International Textile Group Inc	Consumer goods: Durable	7.35% (LIBOR +5%)	04/20/2018	04/19/2024	987,500	983,091	970,219
Isagenix International LLC	Services: Consumer	8.55% (LIBOR +5.75%)	04/26/2018	06/14/2025	1,950,000	1,931,991	1,896,375
Kestra Financial, Inc.	Banking, Finance, Insurance & Real Estate	6.76% (LIBOR +4.25%)	06/10/2016	06/24/2022	3,901,935	3,867,900	3,901,935
LifeScan Global Corp	Healthcare & Pharmaceuticals	8.4% (LIBOR +6%)	06/19/2018	10/01/2024	2,250,000	2,185,070	2,131,875
LSCS Holdings Inc.	Healthcare & Pharmaceuticals	6.96% (LIBOR +4.25%)	03/09/2018	03/17/2025	466,993	464,911	464,658
LSCS Holdings Inc.	Healthcare & Pharmaceuticals	6.96% (LIBOR +4.25%)	03/09/2018	03/17/2025	1,809,103	1,801,037	1,800,057
Lyons Magnus Inc aka	Beverage, Food & Tobacco	6.02% (LIBOR +3.5%)	06/08/2018	11/11/2024	3,963,797	3,951,634	3,943,978
MAG DS Corp.	Aerospace & Defense	7.27% (LIBOR +4.75%)	06/01/2018	05/30/2025	2,985,000	2,957,510	2,970,075
Mavenir Systems Inc	Telecommunications	8.39% (LIBOR +6%)	05/01/2018	05/01/2025	1,990,000	1,953,787	1,983,791
MCS Group Holdings LLC	Banking, Finance, Insurance & Real Estate	7.27% (LIBOR +4.75%)	05/12/2017	05/20/2024	1,970,000	1,962,388	1,622,788
MDVIP Inc	Healthcare & Pharmaceuticals	6.75% (LIBOR +4.25%)	11/10/2017	11/14/2024	4,256,451	4,243,775	4,229,849
Merrill Communications LLC	Media: Advertising, Printing & Publishing	7.78% (LIBOR +5.25%)	05/29/2015	06/01/2022	747,744	745,465	747,744
Miller’s Ale House Inc	Hotel, Gaming & Leisure	7.1% (LIBOR +4.75%)	05/24/2018	05/21/2025	2,388,000	2,376,942	2,352,180
MLN US Holdco LLC	Telecommunications	7.02% (LIBOR +4.5%)	07/13/2018	11/30/2025	3,000,000	2,992,562	2,915,640
Morphe, LLC	Consumer goods: Non— Durable	8.52% (LIBOR +6%)	02/21/2017	02/10/2023	2,737,500	2,709,123	2,723,813
Nasco Healthcare, Inc.	Healthcare & Pharmaceuticals	7.28% (LIBOR +4.5%)	07/13/2015	06/30/2021	4,489,283	4,479,899	4,466,837
New Insight Holdings Inc	Services: Business	8.02% (LIBOR +5.5%)	12/08/2017	12/20/2024	1,980,000	1,895,366	1,947,825
NextCare, Inc. (7) (12)	Healthcare & Pharmaceuticals	7.56% (LIBOR +4.75%)	02/13/2018	02/28/2023	588,235	(4,893)	—
NextCare, Inc.	Healthcare & Pharmaceuticals	7.27% (LIBOR +4.75%)	02/13/2018	02/28/2023	3,386,176	3,358,008	3,386,176
Northern Star Holdings Inc.	Utilities: Electric	7.55% (LIBOR +4.75%)	03/28/2018	03/14/2025	4,218,125	4,199,207	4,212,852
Oak Point Partners, LLC	Banking, Finance, Insurance & Real Estate	8.03% (LIBOR +5.25%)	09/13/2017	09/13/2023	3,000,000	2,970,630	2,955,000
OB Hospitalist Group Inc	Healthcare & Pharmaceuticals	6.35% (LIBOR +4%)	08/08/2017	08/01/2024	2,238,000	2,229,007	2,204,430

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

Consolidated Schedule of Investments (continued)

As of December 31, 2018

Company/Security/Country (13)	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal / Shares	Amortized Cost	Fair Value (2)
Odyssey Logistics & Technology Corporation	Transportation: Cargo	6.52% (LIBOR +4%)	10/06/2017	10/12/2024	$1,980,037	$1,971,052	$1,920,636
OpenLink	High Tech Industries	7.27% (LIBOR +4.75%)	03/02/2018	03/21/2025	1,830,529	1,822,324	1,820,233
Orion Business Innovations (8) (12)	High Tech Industries	7.31% (LIBOR +4.5%)	10/18/2018	10/19/2025	564,516	(5,525)	(5,645)
Orion Business Innovations	High Tech Industries	7.16% (LIBOR +4.5%)	10/18/2018	10/19/2025	1,930,645	1,911,750	1,911,339
OSM MSO, LLC	Healthcare & Pharmaceuticals	7.8% (LIBOR +5%)	10/16/2018	08/09/2023	3,990,000	3,951,804	3,950,100
Output Services Group Inc	Services: Business	6.77% (LIBOR +4.25%)	03/26/2018	03/21/2024	4,468,173	4,448,349	4,345,298
Park Place Technologies, LLC	High Tech Industries	6.52% (LIBOR +4%)	03/22/2018	03/22/2025	2,328,300	2,317,874	2,307,927
PH Beauty Holdings III, Inc.	Containers, Packaging & Glass	7.52% (LIBOR +5%)	10/04/2018	09/28/2025	2,992,500	2,963,206	2,887,763
Ping Identity Corp	High Tech Industries	6.27% (LIBOR +3.75%)	01/23/2018	01/24/2025	1,492,500	1,485,967	1,485,038
Pivotal Payments	Services: Business	9% (LIBOR +4.5%)	09/27/2018	09/29/2025	3,095,690	3,065,755	3,064,733
Pivotal Payments (9)	Services: Business	6.98% (LIBOR +4.5%)	09/27/2018	09/29/2025	896,552	549,826	549,530
PLH Group Inc	Energy: Oil & Gas	8.59% (LIBOR +6%)	08/01/2018	07/25/2023	3,172,857	3,084,659	3,109,400
Polar US Borrower	Chemicals, Plastics & Rubber	7.19% (LIBOR +4.75%)	08/21/2018	10/15/2025	3,000,000	2,883,250	2,895,000
Premise Health Holding Corp (10) (12)	Healthcare & Pharmaceuticals	6.56% (LIBOR +3.75%)	08/14/2018	07/11/2025	294,107	(703)	(4,412)
Premise Health Holding Corp	Healthcare & Pharmaceuticals	6.55% (LIBOR +3.75%)	08/14/2018	07/11/2025	3,696,629	3,678,968	3,641,179
Project Leopard Holdings Inc	High Tech Industries	6.52% (LIBOR +4%)	06/21/2017	07/07/2023	1,728,169	1,724,529	1,691,445
PSC Industrial Outsourcing, LP	Chemicals, Plastics & Rubber	6.21% (LIBOR +3.75%)	10/05/2017	10/11/2024	1,980,000	1,963,573	1,935,450
Pure Fishing Inc (11)	Consumer goods: Non-Durable	7.06% (LIBOR +4.25%)	12/20/2018	11/30/2025	1,200,000	1,152,000	1,158,000
Quidditch Acquisition Inc	Beverage, Food & Tobacco	9.47% (LIBOR +7%)	03/16/2018	03/21/2025	1,013,617	995,561	1,008,549
Red Ventures LLC	Media: Advertising, Printing & Publishing	5.52% (LIBOR +3%)	10/18/2017	11/08/2024	2,038,641	2,021,888	1,946,902
SCS Holdings Inc	High Tech Industries	6.77% (LIBOR +4.25%)	11/20/2015	10/30/2022	1,558,453	1,550,985	1,540,921
Silverback Merger Sub Inc	High Tech Industries	6.01% (LIBOR +3.5%)	08/11/2017	08/21/2024	1,185,000	1,182,430	1,068,473
Situs Group Holdings Corporation	Banking, Finance, Insurance & Real Estate	7.02% (LIBOR +4.5%)	02/21/2018	02/27/2023	2,971,667	2,959,124	2,971,667
SMS Systems Maintenance Services Inc (14)	High Tech Industries	7.52% (LIBOR +5%)	02/09/2017	10/30/2023	2,940,000	2,929,348	2,239,927
SoClean, Inc	Healthcare & Pharmaceuticals	8.74% (LIBOR +6%)	02/13/2018	12/20/2022	5,101,090	5,056,831	5,126,595
Starfish-V Merger Sub Inc	High Tech Industries	7.02% (LIBOR +4.5%)	08/11/2017	08/16/2024	1,234,406	1,224,408	1,223,223
STS Operating, Inc.	Capital Equipment	6.77% (LIBOR +4.25%)	04/27/2018	12/11/2024	1,488,722	1,485,345	1,452,747
ThoughtWorks, Inc.	High Tech Industries	6.52% (LIBOR +4%)	10/06/2017	10/11/2024	3,981,069	3,969,773	3,931,305
TKC Holdings Inc	Services: Business	6.28% (LIBOR +3.75%)	06/08/2017	02/01/2023	294,750	293,681	281,304
TOMS Shoes LLC	Retail	8.3% (LIBOR +5.5%)	12/18/2014	10/30/2020	1,925,000	1,879,189	1,519,143
Tupelo Buyer Inc	Transportation: Cargo	6.22% (LIBOR +3.75%)	10/02/2017	10/07/2024	2,204,343	2,189,883	2,160,256

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

Consolidated Schedule of Investments (continued)

As of December 31, 2018

Company/Security/Country (13)	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal / Shares	Amortized Cost	Fair Value (2)
TV Borrower US LLC	High Tech Industries	7.55% (LIBOR +4.75%)	02/16/2017	02/22/2024	$982,500	$978,858	$977,587
Uber Technologies, Inc.	Services: Consumer	6.39% (LIBOR +4%)	03/22/2018	04/04/2025	2,786,000	2,773,473	2,721,574
US Salt LLC	Consumer goods: Non-Durable	7.27% (LIBOR +4.75%)	11/30/2017	12/01/2023	2,977,500	2,952,396	2,977,500
US Shipping Corp	Utilities: Oil & Gas	6.77% (LIBOR +4.25%)	03/09/2016	06/26/2021	205,934	200,288	197,697
Utility One Source L.P.	Construction & Building	8.02% (LIBOR +5.5%)	04/07/2017	04/18/2023	985,000	977,925	985,000
Verdesian Life Sciences LLC	Chemicals, Plastics & Rubber	7.53% (LIBOR +5%)	12/09/2014	07/01/2020	1,996,192	1,897,545	1,876,421
Vertiv Group Corporation	Capital Equipment	6.71% (LIBOR +4%)	09/30/2016	11/30/2023	1,504,310	1,471,251	1,374,564
Vistage Worldwide, Inc.	Services: Consumer	6.46% (LIBOR +4%)	02/06/2018	02/10/2025	2,501,100	2,495,616	2,463,583
Weight Watchers International, Inc.	Services: Consumer	7.56% (LIBOR +4.75%)	11/20/2017	11/29/2024	2,565,000	2,521,594	2,542,556
Women’s Care Florida LLP	Healthcare & Pharmaceuticals	7.02% (LIBOR +4.5%)	08/18/2017	09/29/2023	4,950,000	4,929,660	4,950,000
Yak Access LLC	Energy: Oil & Gas	7.52% (LIBOR +5%)	06/29/2018	07/02/2025	2,981,250	2,896,793	2,504,250
Zenith Merger Sub, Inc.	Services: Business	8.3% (LIBOR +5.5%)	12/22/2017	12/13/2023	2,970,000	2,945,336	2,970,000

Total United States of America						$306,979,198	$299,971,903

Total Senior Secured First Lien Term Loans						$320,280,978	$313,161,444

Second Lien Term Loans
United States of America
ABG Intermediate Holdings 2 LLC	Retail	10.27% (LIBOR +7.75%)	09/26/2017	09/29/2025	$2,333,333	$2,318,455	$2,298,333
AQA Aquisition Holding, Inc	High Tech Industries	10.4% (LIBOR +8%)	10/01/2018	05/24/2024	1,000,000	990,262	1,000,000
CH Hold Corp	Automotive	9.77% (LIBOR +7.25%)	01/26/2017	02/03/2025	1,000,000	996,187	998,750
Constellis Holdings, LLC	Aerospace & Defense	11.52% (LIBOR +9%)	04/18/2017	04/21/2025	1,000,000	988,171	957,500
DigiCert, Inc.	High Tech Industries	10.52% (LIBOR +8%)	09/20/2017	10/31/2025	600,000	597,475	584,250
DiversiTech Holdings Inc	Consumer goods: Durable	10.3% (LIBOR +7.5%)	05/18/2017	06/02/2025	2,000,000	1,983,901	1,930,000
Gruden Acquisition Inc.	Transportation: Cargo	11.3% (LIBOR +8.5%)	07/31/2015	08/18/2023	500,000	485,531	501,250
Midwest Physician Administrative Services, LLC	Healthcare & Pharmaceuticals	9.5% (LIBOR +7%)	08/11/2017	08/15/2025	979,043	970,936	948,448
NextCare, Inc.	Healthcare & Pharmaceuticals	11.27% (LIBOR +8.75%)	02/13/2018	08/28/2023	1,000,000	987,295	1,030,000
Optiv Security Inc	High Tech Industries	9.77% (LIBOR +7.25%)	01/19/2017	01/31/2025	1,500,000	1,494,292	1,365,000
Park Place Technologies, LLC	High Tech Industries	10.52% (LIBOR +8%)	03/22/2018	03/29/2026	700,000	693,638	696,500
SESAC Holdco II LLC	Media: Diversified & Production	9.76% (LIBOR +7.25%)	02/13/2017	02/24/2025	1,000,000	992,303	985,000
TKC Holdings Inc	Services: Business	10.53% (LIBOR +8%)	01/31/2017	02/01/2024	1,850,000	1,838,493	1,824,729

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

Consolidated Schedule of Investments (continued)

As of December 31, 2018

Company/Security/Country (13)	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal / Shares	Amortized Cost	Fair Value (2)
TV Borrower US LLC	High Tech Industries	11.05% (LIBOR +8.25%)	02/16/2017	02/22/2025	$1,000,000	$988,389	$1,006,250
Wash Multifamily Laundry Systems, LLC.	Services: Consumer	9.52% (LIBOR +7%)	05/04/2015	05/15/2023	425,479	423,727	411,651
Wash Multifamily Laundry Systems, LLC.	Services: Consumer	9.52% (LIBOR +7%)	05/04/2015	05/12/2023	74,521	74,214	72,099

Total United States of America						$16,823,269	$16,609,760

Total Second Lien Term Loans						$16,823,269	$16,609,760

Total Investments						$337,104,247	$329,771,204

Cash equivalents
Dreyfus Government Cash Management Fund					$ 25,230,010	$25,230,010	$25,230,010

Total Cash equivalents						$21,558,503	$21,558,503

(1)	Variable interest rates indexed to 30-day, 60-day, 90-day or 180-day LIBOR rates, at the borrower’s option. LIBOR rates may be subject to interest rate floors.
(2)	Represents fair value in accordance with ASC Topic 820.
(3)

Represents a delayed draw commitment of $580,645, of which $353,371 was unfunded as of December 31, 2018. Unfunded amounts of a delayed draw position have a lower rate than the contractual fully funded rate. Issuer pays 1.50% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.

(4)

Represents a delayed draw commitment of $612,820, of which $460,886 was unfunded as of December 31, 2018. Unfunded amounts of a delayed draw position have a lower rate than the contractual fully funded rate. Issuer pays 1.00% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.

(5)	Represents a delayed draw commitment of $1,538,462, which was unfunded as of December 31, 2018. Issuer pays 1.00% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.
(6)	Represents a delayed draw commitment of $125,217, which was unfunded as of December 31, 2018. Issuer pays 3.75% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.
(7)	Represents a delayed draw commitment of $588,235, which was unfunded as of December 31, 2018. Issuer pays 1.00% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.
(8)	Represents a delayed draw commitment of $564,516, which was unfunded as of December 31, 2018. Issuer does not pay unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.
(9)

Represents a delayed draw commitment of $896,552, of which $338,056 was unfunded as of December 31, 2018. Unfunded amounts of a delayed draw position have a lower rate than the contractual fully funded rate. Issuer pays 1.00% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.

(10)	Represents a delayed draw commitment of $294,107, which was unfunded as of December 31, 2018. Issuer pays 1.00% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.
(11)	Unsettled trade that interest will start to accrue on when the trade settles. 3 month Libor as of December 31, 2018 is shown to reflect possible projected interest rate.
(12)	Unfunded amount will start to accrue interest when the position is funded. 3 month Libor as of December 31, 2018 is shown to reflect possible projected interest rate.
(13)	All investments are pledged as collateral for loans payable unless otherwise noted.
(14)	Investment was not pledged as collateral for loans payable as of December 31, 2018.

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

Consolidated Schedule of Investments (continued)

As of December 31, 2017

Company/Security/Country (7)	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal	Amortized Cost	Fair Value (2)
Senior Secured First Lien Term Loans
Canada
Can Am Construction Inc	Construction & Building	7.07% (LIBOR +5.5%)	06/29/2017	07/01/2024	$1,194,000	$1,160,498	$1,205,940
Parq Holdings LP	Hotel, Gaming & Leisure	9.19% (LIBOR +7.5%)	12/05/2014	12/17/2020	997,500	989,245	1,003,734
PNI Canada Acquireco Corp	High Tech Industries	7.32% (LIBOR +5.75%)	08/23/2017	09/21/2022	1,820,438	1,717,124	1,763,549
Total Canada						$3,866,867	$3,973,223
Cayman Islands
Lindblad Maritime	Hotel, Gaming & Leisure	6.34% (LIBOR +4.5%)	06/23/2015	05/08/2021	$334,286	$335,506	$336,793
Total Cayman Islands						$335,506	$336,793
Denmark
Rhodia Acetow	Construction & Building	7.19% (LIBOR +5.5%)	04/21/2017	05/31/2023	$995,000	$981,527	$998,731
Total Denmark						$981,527	$998,731
Luxembourg
AMS FinCo SARL	Services: Business	7.07% (LIBOR +5.5%)	05/17/2017	05/27/2024	$2,487,500	$2,464,711	$2,512,375
Total Luxembourg						$2,464,711	$2,512,375
United States of America
1A Smart Start LLC	Services: Consumer	6.19% (LIBOR +4.5%)	03/20/2017	02/21/2022	$1,593,492	$1,587,798	$1,585,525
1A Smart Start LLC	Services: Consumer	6.44% (LIBOR +4.75%)	08/28/2015	02/21/2022	2,450,000	2,434,340	2,450,000
A Place for Mom Inc	Services: Consumer	5.69% (LIBOR +4%)	07/28/2017	08/10/2024	3,990,000	3,971,070	4,002,469
Advanced Integration Technology LP	Aerospace & Defense	6.32% (LIBOR +4.75%)	07/15/2016	04/03/2023	1,975,075	1,957,785	1,989,888
AgroFresh Inc.	Services: Business	6.44% (LIBOR +4.75%)	12/01/2015	07/31/2021	1,954,887	1,945,530	1,935,338
Air Medical Group Holdings Inc	Healthcare & Pharmaceuticals	4.25% (LIBOR +4.25%)	09/26/2017	09/25/2024	2,250,000	2,233,125	2,258,910
Alpha Media LLC	Media: Broadcasting & Subscription	7.42% (LIBOR +6%)	02/24/2016	02/25/2022	3,298,836	3,183,754	3,158,635
American Sportsman Holdings Co	Retail	6.569% (LIBOR +5%)	11/22/2016	09/25/2024	3,990,000	3,938,250	3,985,012
Ansira Holdings, Inc. (3)	Media: Advertising, Printing & Publishing	8.19% (LIBOR +6.5%)	12/20/2016	12/20/2022	253,839	138,383	139,224
Ansira Holdings, Inc.	Media: Advertising, Printing & Publishing	8.19% (LIBOR +6.5%)	12/20/2016	12/20/2022	1,728,000	1,713,634	1,719,360
AP Gaming I LLC	Hotel, Gaming & Leisure	7.07% (LIBOR +5.5%)	06/06/2017	02/15/2024	2,487,500	2,481,797	2,517,051
APC Aftermarket	Automotive	6.41% (LIBOR +5%)	05/09/2017	05/10/2024	497,500	488,443	491,906
Aptean, Inc.	Services: Business	5.95% (LIBOR +4.25%)	12/15/2017	12/20/2022	1,985,000	1,966,996	2,004,026
Avaya Inc	Telecommunications	6.23% (LIBOR +4.75%)	11/09/2017	12/15/2024	2,614,162	2,586,088	2,577,407
Barbri Inc	Media: Diversified & Production	5.73% (LIBOR +4.25%)	12/01/2017	11/21/2023	3,500,000	3,482,653	3,500,000
Beasley Mezzanine Holdings LLC	Media: Broadcasting & Subscription	5.49% (LIBOR +4%)	11/17/2017	11/15/2023	3,033,333	3,018,314	3,063,667
Big Ass Fans LLC	Services: Business	5.94% (LIBOR +4.25%)	11/07/2017	05/21/2024	2,500,000	2,487,681	2,510,950
Big River Steel LLC	Metals & Mining	6.69% (LIBOR +5%)	08/15/2017	08/23/2023	1,995,000	1,976,122	2,017,444
Birch Communications, Inc.	Telecommunications	8.6% (LIBOR +7.25%)	12/05/2014	07/17/2020	1,288,951	1,279,929	1,234,171
Brand Energy & Infrastructure Services, Inc.	Services: Business	5.63% (LIBOR +4.25%)	06/16/2017	06/21/2024	2,985,000	2,957,241	3,000,492

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

Consolidated Schedule of Investments (continued)

As of December 31, 2017

Company/Security/Country (7)	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal	Amortized Cost	Fair Value (2)
Clear Balance Holdings, LLC	Banking, Finance, Insurance & Real Estate	7.44% (LIBOR +5.75%)	07/07/2015	06/30/2020	$4,987,500	$4,976,134	$4,937,625
Commercial Barge Line Co	Transportation: Cargo	10.32% (LIBOR +8.75%)	11/06/2015	11/12/2020	1,368,750	1,329,535	799,726
Constellis Holdings, LLC	Aerospace & Defense	6.69% (LIBOR +5%)	04/18/2017	04/21/2024	1,990,000	1,972,056	2,013,631
ConvergeOne Holdings Corp.	Telecommunications	6.45% (LIBOR +4.75%)	06/15/2017	06/20/2024	1,990,000	1,971,596	1,996,627
Conyers Park Parent Merger Sub Inc	Retail	5.39% (LIBOR +4%)	06/21/2017	07/07/2024	1,995,000	1,985,654	2,012,456
Country Fresh Holdings, LLC	Beverage, Food & Tobacco	6.69% (LIBOR +5%)	07/14/2017	03/31/2023	4,873,684	4,828,509	4,824,947
Covenant Surgical Partners Inc (5)	Healthcare & Pharmaceuticals	6.13% (LIBOR +4.75%)	09/29/2017	09/28/2024	692,308	126,012	132,885
Covenant Surgical Partners Inc	Healthcare & Pharmaceuticals	6.09% (LIBOR +4.75%)	09/29/2017	10/04/2024	2,307,692	2,302,091	2,325,000
CPI Acquisition, Inc.	Services: Consumer	5.96% (LIBOR +4.5%)	08/14/2015	08/17/2022	4,187,266	4,084,254	3,056,704
CryoLife Inc	Healthcare & Pharmaceuticals	5.36% (LIBOR +4%)	11/15/2017	12/02/2024	2,000,000	1,990,095	2,020,000
CT Technologies Intermediate Holdings, Inc	Healthcare & Pharmaceuticals	5.82% (LIBOR +4.25%)	02/11/2015	12/01/2021	1,940,250	1,946,166	1,939,047
Cvent, Inc.	Services: Business	5.32% (LIBOR +3.75%)	06/16/2016	11/29/2024	1,990,000	1,971,916	1,994,975
Deerfield Holdings Corp	Banking, Finance, Insurance & Real Estate	3.25% (LIBOR +3.25%)	12/06/2017	12/06/2024	250,000	249,375	250,844
DigiCert, Inc.	Services: Business	6.13% (LIBOR +4.75%)	09/20/2017	10/31/2024	1,000,000	995,056	1,014,060
DXP Enterprises, Inc.	Energy: Oil & Gas	7.07% (LIBOR +5.5%)	08/16/2017	08/29/2023	1,496,250	1,482,089	1,511,212
EmployBridge Holding Co.	Services: Business	8.19% (LIBOR +6.5%)	02/04/2015	05/15/2020	2,912,431	2,906,991	2,844,470
EnergySolutions, LLC	Environmental Industries	6.45% (LIBOR +4.75%)	07/28/2017	05/29/2020	3,726,673	3,774,332	3,782,574
Evo Payments International, LLC	Services: Business	5.57% (LIBOR +4%)	12/08/2016	12/22/2023	2,620,200	2,597,781	2,646,402
Fairmount Santrol Holdings Inc.	Metals & Mining	7.69% (LIBOR +6%)	10/27/2017	11/01/2022	2,000,000	1,970,909	2,028,000
Freedom Mortgage Corporation	Banking, Finance, Insurance & Real Estate	6.96% (LIBOR +5.5%)	02/17/2017	02/23/2022	2,956,093	2,947,932	3,002,282
FullBeauty Brands LP	Retail	6.32% (LIBOR +4.75%)	03/08/2016	10/14/2022	3,929,322	3,729,190	2,325,235
Gold Standard Baking, Inc.	Wholesale	6.25% (LIBOR +4.5%)	05/19/2015	04/23/2021	2,925,000	2,916,790	2,917,687
Green Plains Inc	Chemicals, Plastics & Rubber	7.07% (LIBOR +5.5%)	08/18/2017	08/29/2023	1,425,000	1,411,464	1,439,257
Gruden Acquisition Inc.	Transportation: Cargo	7.19% (LIBOR +5.5%)	06/21/2017	08/18/2022	1,989,848	1,944,769	1,998,145
Gulf Finance, LLC	Energy: Oil & Gas	6.95% (LIBOR +5.25%)	08/17/2016	08/25/2023	1,945,799	1,898,613	1,756,492
Heartland Dental LLC	Services: Consumer	6.45% (LIBOR +4.75%)	07/28/2017	07/31/2023	1,000,000	995,314	1,015,005
Higginbotham Insurance Agency, Inc.	Banking, Finance, Insurance & Real Estate	3.75% (LIBOR +3.75%)	12/14/2017	11/30/2024	5,000,000	4,975,000	5,012,500
Idera Inc	High Tech Industries	6.57% (LIBOR +5%)	06/27/2017	06/28/2024	2,355,549	2,333,544	2,358,494
Impala Private Holdings II LLC	Services: Business	5.7% (LIBOR +4%)	11/10/2017	11/14/2024	1,666,667	1,658,442	1,660,767
Infoblox Inc.	High Tech Industries	6.57% (LIBOR +5%)	11/03/2016	11/07/2023	2,204,830	2,167,878	2,221,366
Insurance Technologies	Banking, Finance, Insurance & Real Estate	7.74% (LIBOR +6.5%)	03/26/2015	12/15/2021	3,405,541	3,376,728	3,405,541
Insurance Technologies(4)	Banking, Finance, Insurance & Real Estate	0.5% (LIBOR +0.5%)	03/26/2015	12/15/2021	136,964	(806)	—
Jackson Hewitt Tax Service Inc	Services: Consumer	8.38% (LIBOR +7%)	07/24/2015	07/30/2020	930,690	921,032	922,546

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

Consolidated Schedule of Investments (continued)

As of December 31, 2017

Company/Security/Country (7)	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal	Amortized Cost	Fair Value (2)
Kemet Corporation	High Tech Industries	7.57% (LIBOR +6%)	04/21/2017	04/26/2024	$975,000	$948,450	$985,969
Kestra Financial, Inc.	Banking, Finance, Insurance & Real Estate	6.94% (LIBOR +5.25%)	06/10/2016	06/24/2022	3,940,000	3,895,756	3,940,000
KMG Chemicals Inc	Chemicals, Plastics & Rubber	4.32% (LIBOR +2.75%)	06/13/2017	06/15/2024	809,091	805,341	813,136
Lindblad Expeditions Inc	Hotel, Gaming & Leisure	6.34% (LIBOR +4.5%)	06/23/2015	05/08/2021	2,590,714	2,600,171	2,610,145
Lyons Magnus Inc aka	Consumer goods: Non- Durable	5.68% (LIBOR +4.25%)	11/03/2017	11/11/2024	2,500,000	2,487,653	2,527,350
Margaritaville Holdings LLC	Beverage, Food & Tobacco	7.46% (LIBOR +6%)	03/12/2015	03/12/2021	4,176,883	4,154,664	4,176,883
MCS Group Holdings LLC	Services: Business	6.25% (LIBOR +4.75%)	05/12/2017	05/20/2024	1,990,000	1,980,883	2,004,925
MDVIP Inc	Services: Business	5.66% (LIBOR +4.25%)	11/10/2017	11/14/2024	3,040,000	3,025,010	3,047,600
Merrill Communications LLC	Media: Advertising, Printing & Publishing	6.63% (LIBOR +5.25%)	05/29/2015	06/01/2022	1,749,985	1,743,088	1,765,297
Meter Readings Holding, LLC	Utilities: Electric	7.23% (LIBOR +5.75%)	08/17/2016	08/29/2023	2,967,462	2,941,210	2,982,300
Morphe, LLC	Retail	7.69% (LIBOR +6%)	02/21/2017	02/10/2023	2,887,500	2,850,290	2,873,062
Nasco Healthcare, Inc.	Healthcare & Pharmaceuticals	6.07% (LIBOR +4.5%)	07/13/2015	06/30/2021	4,535,804	4,522,523	4,513,125
New Insight Holdings Inc	Services: Business	7.13% (LIBOR +5.5%)	12/08/2017	12/20/2024	2,000,000	1,900,118	1,918,330
NextCare, Inc.	Healthcare & Pharmaceuticals	7.57% (LIBOR +6%)	08/21/2015	07/31/2018	2,919,071	2,916,216	2,919,071
Oak Point Partners, LLC	Banking, Finance, Insurance & Real Estate	7.32% (LIBOR +5.75%)	09/13/2017	09/13/2023	3,000,000	2,964,383	2,977,500
OB Hospitalist Group Inc	Healthcare & Pharmaceuticals	5.61% (LIBOR +4.25%)	08/08/2017	08/01/2024	2,400,000	2,388,629	2,424,000
Odyssey Logistics & Technology Corp	Transportation: Cargo	5.82% (LIBOR +4.25%)	10/06/2017	10/12/2024	2,000,000	1,990,275	2,010,000
Pre-Paid Legal Services, Inc	Services: Business	6.82% (LIBOR +5.25%)	05/21/2015	07/01/2019	827,778	826,254	831,052
Project Leopard Holdings Inc	High Tech Industries	7.19% (LIBOR +5.5%)	06/21/2017	07/07/2023	1,745,625	1,741,605	1,759,817
PSC Industrial Outsourcing, LP	Environmental Industries	5.71% (LIBOR +4.25%)	10/05/2017	10/11/2024	2,000,000	1,980,528	2,030,000
PT Holdings LLC	Wholesale	5.57% (LIBOR +4%)	12/04/2017	12/09/2024	3,000,000	2,985,118	3,017,820
Quest Software	High Tech Industries	6.92% (LIBOR +5.5%)	11/09/2017	10/31/2022	2,724,791	2,705,896	2,773,197
Red Ventures LLC	Media: Diversified & Production	4.25% (LIBOR +4%)	10/18/2017	11/08/2024	2,493,750	2,469,759	2,495,309
Riverbed Technology, Inc.	High Tech Industries	4.82% (LIBOR +3.25%)	02/25/2015	04/24/2022	966,020	962,496	953,008
SCS Holdings Inc	Services: Business	5.82% (LIBOR +4.25%)	11/20/2015	10/30/2022	1,807,120	1,796,199	1,820,674
Silverback Merger Sub Inc	High Tech Industries	5.44% (LIBOR +4%)	08/11/2017	08/21/2024	1,197,000	1,194,153	1,210,466
Sirva Worldwide, Inc.	Transportation: Cargo	7.99% (LIBOR +6.5%)	11/18/2016	11/22/2022	2,877,500	2,818,483	2,906,275
SMS Systems Maintenance Services Inc	Services: Business	6.57% (LIBOR +5%)	02/09/2017	10/30/2023	2,970,000	2,957,012	2,554,200
Starfish-V Merger Sub Inc	High Tech Industries	6.69% (LIBOR +5%)	08/11/2017	08/16/2024	1,246,875	1,234,982	1,219,992
TerraForm AP Acquisition Holdings LLC	Energy: Electricity	5.94% (LIBOR +4.25%)	10/11/2016	06/27/2022	867,794	867,794	873,218
Thoughtworks, Inc.	High Tech Industries	6.07% (LIBOR +4.5%)	10/06/2017	10/11/2024	3,000,000	2,992,718	3,007,500
TKC Holdings Inc	Consumer goods: Durable	5.67% (LIBOR +4.25%)	06/08/2017	02/01/2023	297,750	296,407	300,448
TOMS Shoes LLC	Retail	6.98% (LIBOR +5.5%)	12/18/2014	10/30/2020	1,945,000	1,873,459	1,157,275

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

Consolidated Schedule of Investments (continued)

As of December 31, 2017

Company/Security/Country (7)	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal	Amortized Cost	Fair Value (2)
Tupelo Buyer Inc	Transportation: Consumer	5.64% (LIBOR +4.25%)	10/02/2017	10/07/2024	$1,600,000	$1,584,502	$1,618,000
TV Borrower US LLC	High Tech Industries	6.44% (LIBOR +4.75%)	02/16/2017	02/22/2024	992,500	988,106	998,083
US Renal Care Inc	Healthcare & Pharmaceuticals	5.94% (LIBOR +4.25%)	11/17/2015	12/30/2022	1,960,000	1,945,975	1,935,500
US Salt LLC	Chemicals, Plastics & Rubber	4.75% (LIBOR +4.75%)	11/30/2017	12/01/2023	3,000,000	2,970,000	3,000,000
US Shipping Corp	Utilities: Oil & Gas	5.82% (LIBOR +4.25%)	03/09/2016	06/26/2021	211,104	202,986	189,466
Utility One Source L.P.	Construction & Building	7.07% (LIBOR +5.5%)	04/07/2017	04/18/2023	995,000	986,190	1,018,631
Verdesian Life Sciences LLC	Chemicals, Plastics & Rubber	6.38% (LIBOR +5%)	12/09/2014	07/01/2020	2,119,054	1,944,459	1,907,149
Vertiv Group Corporation	Capital Equipment	5.35% (LIBOR +4%)	09/30/2016	11/30/2023	1,504,310	1,464,525	1,505,251
Viewpoint Inc	High Tech Industries	5.94% (LIBOR +4.25%)	07/18/2017	07/19/2024	997,500	992,824	1,002,487
Weight Watchers International, Inc.	Beverage, Food & Tobacco	6.23% (LIBOR +4.75%)	11/20/2017	11/29/2024	2,700,000	2,646,553	2,721,384
Wirepath Home Systems LLC	Services: Business	6.87% (LIBOR +5.25%)	07/31/2017	08/05/2024	2,992,500	2,978,146	3,033,647
Women’s Care Florida LLP	Healthcare & Pharmaceuticals	6.07% (LIBOR +4.5%)	08/18/2017	09/29/2023	5,000,000	4,975,809	4,993,750
Zenith Merger Sub, Inc.	Services: Business	7.06% (LIBOR +5.5%)	12/22/2017	12/13/2023	3,000,000	2,970,055	2,970,000
Zest Holdings LLC	Healthcare & Pharmaceuticals	5.82% (LIBOR +4.25%)	04/13/2017	08/16/2023	1,985,000	1,980,567	2,006,091
Total United States of America						$223,013,594	$220,606,360
Total Senior Secured First Lien Term Loans						$230,662,205	$228,427,482
Second Lien Term Loans
Luxembourg
Lully Finance S.a.r.l.	Telecommunications	10.069% (LIBOR +8.5%)	07/31/2015	10/16/2023	$1,000,000	$992,730	$985,000
Total Luxembourg						$992,730	$985,000
United States of America
ABG Intermediate Holdings 2 LLC	Consumer goods: Durable	9.44% (LIBOR +7.75%)	09/26/2017	09/29/2025	$2,333,333	$2,316,250	$2,368,333
BJ’s Wholesale Club, Inc.	Beverage, Food & Tobacco	8.95% (LIBOR +7.5%)	01/27/2017	02/03/2025	3,000,000	2,986,608	2,937,660
CH Hold Corp	Automotive	8.82% (LIBOR +7.25%)	01/26/2017	02/03/2025	1,000,000	995,559	1,022,500
Constellis Holdings, LLC	Aerospace & Defense	10.69% (LIBOR +9%)	04/18/2017	04/21/2025	1,000,000	986,289	1,002,500
DigiCert, Inc.	Services: Business	9.38% (LIBOR +8%)	09/20/2017	10/31/2025	750,000	746,292	755,745
DiversiTech Holdings Inc	Capital Equipment	9.2% (LIBOR +7.5%)	05/18/2017	06/02/2025	2,000,000	1,981,394	2,025,000
Gruden Acquisition Inc.	Transportation: Cargo	10.19% (LIBOR +8.5%)	07/31/2015	08/18/2023	500,000	482,406	499,375
Midwest Physician Administrative Services, LLC	Healthcare & Pharmaceuticals	8.42% (LIBOR +7%)	08/11/2017	08/15/2025	1,000,000	990,467	1,006,250
Optiv Security Inc	Services: Business	8.63% (LIBOR +7.25%)	01/19/2017	01/31/2025	1,500,000	1,493,347	1,351,875
Pathway Partners Vet Management	Healthcare & Pharmaceuticals	9.57% (LIBOR +8%)	10/04/2017	10/10/2025	1,388,889	1,375,357	1,381,945

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

Consolidated Schedule of Investments (continued)

As of December 31, 2017(7)

Company/Security/Country	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal	Amortized Cost	Fair Value (2)
Pathway Partners Vet Management (6)	Healthcare & Pharmaceuticals	8% (LIBOR +8%)	10/04/2017	10/10/2025	$611,111	$(5,954)	$(3,056)
Red Ventures LLC	Media: Diversified & Production	9.57% (LIBOR +8%)	10/18/2017	11/08/2025	543,750	535,706	544,772
SESAC Holdco II LLC	Media: Diversified & Production	8.73% (LIBOR +7.25%)	02/13/2017	02/24/2025	1,000,000	991,052	986,250
TKC Holdings Inc	Consumer goods: Durable	9.42% (LIBOR +8%)	01/31/2017	02/01/2024	1,850,000	1,836,208	1,863,875
TV Borrower US LLC	High Tech Industries	9.94% (LIBOR +8.25%)	02/16/2017	02/22/2025	1,000,000	986,501	995,000
Viewpoint Inc	High Tech Industries	9.94% (LIBOR +8.25%)	07/18/2017	07/21/2025	1,000,000	990,544	997,500
Wash Multifamily Laundry Systems, LLC.	Services: Consumer	8.57% (LIBOR +7%)	05/04/2015	05/15/2023	425,479	423,326	423,352
Wash Multifamily Laundry Systems, LLC.	Services: Consumer	8.57% (LIBOR +7%)	05/04/2015	05/12/2023	74,521	74,144	74,148
Total United States of America						$20,185,496	$20,233,024
Total Second Lien Term Loans						$21,178,226	$21,218,024
Equity Investments
United States of America
Avaya Inc (8)	Telecommunications	12/15/2017	869,704			$869,705	$754,457
Total United States of America						$869,705	$754,457
Total Equity Investments						$869,705	$754,457
Total Investments						$252,710,136	$250,399,963
Cash equivalents
Dreyfus Government Cash Management Fund					$10,023,054	$10,023,054	$10,023,054
Total Cash equivalents						$10,637,075	$10,637,075

(1)	Variable interest rates indexed to 30-day, 60-day, 90-day or 180-day LIBOR rates, at the borrower’s option. LIBOR rates may be subject to interest rate floors.
(2)	Represents fair value in accordance with ASC Topic 820.
(3)	Represents a delayed draw commitment of $113,346, which was unfunded as of December 31, 2017.
(4)	Represents a delayed draw commitment of $136,964, which was unfunded as of December 31, 2017.
(5)	Represents a delayed draw commitment of $564,615, which was unfunded as of December 31, 2017.
(6)	Represents a delayed draw commitment of $611,111, which was unfunded as of December 31, 2017.
(7)	All investments are pledged as collateral for loans payable unless otherwise noted.
(8)	Investment was not pledged as collateral for loans payable as of December 31, 2018.

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2018, 2017 and 2016 (Not covered by the auditor’s report)

1.	Organization and Structure

On December 2, 2014, THL Credit Logan JV LLC (the “Logan JV”) was formed as a Delaware limited liability company to invest primarily in senior secured first lien term loans.

Logan JV operates under a limited liability agreement dated December 3, 2014 (the “Agreement”), by and among THL Credit, Inc., a Delaware corporation (“THL Credit”) and Perspecta Trident LLC, an affiliate of Perspecta Trust LLC, (“Perspecta”), each, a “Member” and, collectively, the “Members”). All Company investment decisions must be unanimously approved by Logan JV’s investment committee consisting of one representative from each of THL Credit and Perspecta.

Logan JV is capitalized with capital contributions which are called from its members, on a pro-rata basis based on their capital commitments, as transactions are completed. Any decision by Logan JV to call down on capital commitments requires the explicit authorization of each Member, and each Member may withhold such authorization for any reason in its sole discretion.

Logan JV invests capital contributions into its wholly owned investment company subsidiary, THL Credit Logan JV SPV I LLC (the “SPV”), a Delaware limited liability company formed on December 1, 2014. The SPV operates under a limited liability agreement dated December 3, 2014, with Logan JV, its “Initial Member” and “Designated Manager”. Logan JV shall continue without dissolution until all investments are liquidated by the company.

The SPV invests capital contributions from Logan JV, along with borrowings from a syndicated senior credit facility, primarily in broadly syndicated senior secured first lien term loans, in addition to directly originated loans.

The fully consolidated company is herein referred to as the “Company”.

2.	Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements of Logan JV have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The Designated Manager has determined Logan JV is an investment company under ASC 946 in accordance with GAAP. Therefore Logan JV follows the accounting and reporting guidance for investment companies.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the use of certain estimates and assumptions that may affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ significantly from the estimates included in the financial statements, and such differences could be material.

Consolidation

Logan JV follows the guidance in ASC Topic 946 Financial Services—Investment Companies (“ASC Topic 946”) and will not generally consolidate its investment in a company other than an investment company subsidiary or a controlled operating company whose business consists of providing services to Logan JV. Logan JV has consolidated its wholly owned subsidiary, the SPV. All inter-company accounts and transactions have been eliminated in consolidation.

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2018, 2017 and 2016 (Not covered by the auditor’s report)

Cash and Cash Equivalents

Cash and cash equivalents consist of demand deposits and a money market fund held with one financial institution as of December 31, 2018 and 2017. Cash held in demand deposit accounts may exceed the Federal Deposit Insurance Corporation insured limit and therefore is subject to credit risk. Cash equivalents are assets with an original maturity of three months or less. As of December 31, 2018 and 2017, Logan JV held $21,558,503 and $10,023,054 of cash equivalents, respectively.

Deferred Financing Costs

Deferred financing costs consist of fees and expenses paid in connection with the closing of the credit facility. These costs are capitalized at the time of payment and are amortized using the straight line method over the term of the credit facility. Capitalized deferred financing costs related to the credit facility are presented net against the respective balance outstanding on the Consolidated Statements of Assets, Liabilities and Members’ Capital.

Distributions

Logan JV intends to make regular quarterly cash distributions of all or a portion of its net investment income and net realized gains.

Investment Transactions and Investment Income

Investment transactions are recorded on a trade-date basis. Logan JV measures realized gains or losses by the difference between the net proceeds from the repayment or sale and the amortized cost basis of the investment, using the specific identification method. Logan JV reports changes in fair value of investments that are measured at fair value as a component of net change in unrealized appreciation or depreciation on investments in the Consolidated Statements of Operations.

Interest income, adjusted for amortization of premium and accretion of discount, is recorded on an accrual basis to the extent that Logan JV expects to collect such amounts. Original issue discount, principally representing the market discount or premium are capitalized and accreted or amortized into interest income over the life of the respective security using the effective yield method. The amortized cost of investments represents the original cost adjusted for the accretion/amortization of discounts and premiums and upfront loan origination fees.

Logan JV capitalizes and amortizes upfront loan origination fees received in connection with the closing of investments. The unearned income from such fees is accreted into interest income over the contractual life of the loan based on the effective interest method. Upon prepayment of a loan or debt security, any prepayment penalties, unamortized upfront loan origination fees, and unamortized discounts are recorded as interest income.

Logan JV may have investments in its portfolio which contain a contractual paid-in-kind, or PIK, interest provision. PIK interest is computed at the contractual rate specified in each investment agreement, is added to the principal balance of the investment, and is recorded as income. Logan JV will cease accruing PIK interest if there is insufficient value to support the accrual or if amounts are not expected to be collectible and will generally only begin to recognize PIK income again when all principal and interest have been paid or upon a restructuring of the investment where the interest is deemed collectable.

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2018, 2017 and 2016 (Not covered by the auditor’s report)

Loans are placed on non-accrual status when principal or interest payments are past due 30 days or more and/or when it is no longer probable that principal or interest will be collected. However, Logan JV may make exceptions to this policy if the loan has sufficient collateral value and is in the process of collection. As of December 31, 2018 and 2017, Logan JV had no loans on non-accrual.

Fee income includes unused commitment fees associated with investments in portfolio companies and amendment fees.

Expenses are recorded on an accrual basis.

Revolving and Unfunded Delayed Draw Loans

For Logan JV’s investments in revolving and delayed draw loans, the cost basis of the investments purchased is adjusted for the cash received for the discount on the total balance committed. The fair value is also adjusted for unrealized appreciation or depreciation on the unfunded portion. As a result, the purchase of commitments not completely funded may result in a negative value until it is offset by the future amounts called and funded. As of December 31, 2018 and 2017, Logan JV had $4,262,850 and $1,426,036 of unfunded commitments, respectively.

Income Taxes

As a limited liability company, Logan JV itself is not subject to U.S. Federal income taxes. Each Member is individually liable for income taxes, if any, on its share of Logan JV’s net taxable income. Interest, dividends and other income realized by Logan JV from non-U.S. sources and capital gains realized on the sale of securities of non-U.S. issuers may be subject to withholdings and other taxes levied by the jurisdiction in which the income is sourced. Each Member is required for income tax purposes to take into account its distributive share of all items of Logan JV’s income, gain, loss, deduction, and other items for such taxable year of Logan JV. The tax basis income and losses may differ from the income and losses in the Statements of Operations, which is prepared in accordance with GAAP.

Logan JV determines whether a tax position is more likely than not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. For tax positions meeting the more likely than not threshold, any tax amount recognized in the financial statements is reduced by the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. There were no uncertain tax positions as of December 31, 2018 and 2017. Logan JV’s federal tax years 2016 forward remain subject to examination by taxing authorities.

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2018, 2017 and 2016 (Not covered by the auditor’s report)

3.	Investment Valuation

Investments, for which market quotations are readily available, are valued using market quotations, which are generally obtained from an independent pricing service, broker-dealers or market makers.

Investments for which market quotations are not readily available, or are not considered to be the best estimate of fair value, are valued at fair value as determined in good faith by Logan JV. Consequently, it is expected that certain portfolio investments’ values will be determined in good faith by Logan JV following its documented valuation policy. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of Logan JV’s investments may differ significantly from the values that would have been used had a readily available market value existed for such investments, and the differences could be material.

With respect to investments for which market quotations are not readily available or not considered to be the best estimate, Logan JV develops a valuation for each investment in Logan JV. Logan JV may also use independent valuation firms to provide independent appraisals and present a valuation recommendation that it considers in determining the fair value of certain investments in Logan JV.

The types of factors that Logan JV may take into account in estimating fair value pricing of its investments include, as relevant, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business, comparison to publicly traded securities and other relevant factors. Logan JV utilizes an income approach to value its debt investments and a combination of income and market approaches to value equity investments, if applicable. With respect to unquoted securities, Logan JV, in periodic consultation with independent third party valuation firms, values each investment considering, among other measures, discounted cash flow models, comparisons of financial ratios of peer companies that are public and other factors. For debt investments, Logan JV determines the fair value primarily using an income, or yield, approach that analyzes the discounted cash flows of interest and principal for the debt security, as set forth in the associated loan agreements, as well as the financial position and credit risk of each portfolio investment. Logan JV’s estimate of the expected repayment date is generally the legal maturity date of the instrument. The yield analysis considers changes in leverage levels, credit quality, portfolio company performance and other factors.

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2018, 2017 and 2016 (Not covered by the auditor’s report)

In accordance with the authoritative guidance on fair value measurements and disclosures under GAAP, Logan JV discloses the fair value of its investments in a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The guidance establishes three levels of the fair value hierarchy as follows:

Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 – Quoted prices in markets that are not considered to be active or financial instruments for which significant inputs are observable, either directly or indirectly;

Level 3 – Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

The level of an asset or liability within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. However, the determination of what constitutes “observable” requires significant judgment by management.

Logan JV considers whether the volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly in determining fair value. Accordingly, if Logan JV determines that either the volume and/or level of activity for an asset or liability has significantly decreased (from normal conditions for that asset or liability) or price quotations or observable inputs are not associated with orderly transactions, increased analysis and management judgment will be required to estimate fair value. Valuation techniques such as an income approach might be appropriate to supplement or replace a market approach in those circumstances.

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2018, 2017 and 2016 (Not covered by the auditor’s report)

The following is a summary of the industry classification in which Logan JV was invested as of December 31, 2018:

Industry	Cost	Fair value	% of Members’ Capital
Aerospace & defense	$7,842,060	$7,754,398	7.31%
Automotive	$1,481,136	$1,446,925	1.36%
Banking, finance, insurance & real estate	$33,378,307	$32,812,852	30.95%
Beverage, food & tobacco	$11,222,150	$10,575,373	9.97%
Capital equipment	$5,421,195	$5,271,253	4.97%
Chemicals, plastics & rubber	$10,643,428	$10,611,313	10.01%
Construction & Building	$977,925	$985,000	0.93%
Consumer goods	$10,754,638	$10,714,982	10.11%
Containers, packaging & glass	$7,674,335	$7,607,034	7.17%
Energy	$10,750,653	$9,873,416	9.31%
Healthcare & pharmaceuticals	$63,613,182	$63,052,654	59.46%
High tech industries	$50,795,705	$49,555,003	46.74%
Hotel, gaming & leisure	$4,834,285	$4,775,763	4.50%
Media	$18,667,217	$18,521,742	17.47%
Metals & Mining	$4,923,952	$4,933,965	4.65%
Retail	$12,374,630	$11,796,611	11.13%
Services	$48,536,180	$46,977,761	44.31%
Telecommunications	$14,397,249	$14,303,927	13.49%
Transportation	$7,850,720	$7,454,837	7.03%
Utilities	$4,399,495	$4,410,549	4.16%
Wholesale	$6,565,805	$6,335,846	5.98%
Total investments	$337,104,247	$329,771,204	311.01%

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2018, 2017 and 2016 (Not covered by the auditor’s report)

The following is a summary of the industry classification in which Logan JV was invested as of December 31, 2017:

Industry	Cost	Fair value	% of Members’ Capital
Aerospace & defense	$4,916,130	$5,006,019	6.13%
Automotive	$1,484,002	$1,514,406	1.85%
Banking, finance, insurance & real estate	$23,384,503	$23,526,292	28.77%
Beverage, food & tobacco	$14,616,335	$14,660,874	17.93%
Capital equipment	$3,445,919	$3,530,250	4.32%
Chemicals, plastics & rubber	$7,131,264	$7,159,542	8.76%
Construction & Building	$3,128,215	$3,223,302	3.94%
Consumer goods	$6,936,518	$7,060,006	8.63%
Energy	$4,248,496	$4,140,922	5.06%
Environmental industries	$5,754,861	$5,812,574	7.11%
Healthcare & pharmaceuticals	$29,687,078	$29,852,517	36.51%
High tech industries	$21,956,818	$22,246,429	27.21%
Hotel, gaming & leisure	$6,406,719	$6,467,723	7.91%
Media	$17,276,344	$17,372,514	21.25%
Metals & Mining	$3,947,031	$4,045,444	4.95%
Retail	$14,376,843	$12,353,041	15.11%
Services	$57,116,939	$55,941,651	68.42%
Telecommunications	$7,700,047	$7,547,662	9.23%
Transportation	$10,149,970	$9,831,521	12.02%
Utilities	$3,144,196	$3,171,766	3.88%
Wholesale	$5,901,908	$5,935,508	7.26%
Total investments	$252,710,136	$250,399,963	306.25%

The following is a summary of the geographical concentration of Logan JV’s investment portfolio as of December 31, 2018:

	Cost	Fair value	% of Members’ Capital
Canada	$1,724,824	$1,698,667	1.60%
Germany	3,938,456	3,929,228	3.71%
United Kingdom	7,638,500	7,561,646	7.13%
United States of America	323,802,467	316,581,663	298.57%
Total investments	$337,104,247	$329,771,204	311.01%

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2018, 2017 and 2016 (Not covered by the auditor’s report)

The following is a summary of the geographical concentration of Logan JV’s investment portfolio as of December 31, 2017:

	Cost	Fair Value	% of Members’ Capital
Canada	$3,866,867	$3,973,223	4.86%
Cayman Islands	335,506	336,793	0.41%
Denmark	981,527	998,731	1.22%
Luxembourg	3,457,441	3,497,375	4.28%
United States of America	244,068,795	241,593,841	295.48%
Total investments	$252,710,136	$250,399,963	306.25%

The following is a summary of the levels within the fair value hierarchy in which Logan JV was invested as of December 31, 2018:

	Fair Value	Level 1	Level 2	Level 3
First Lien	$313,161,444	$—	$40,389,119	$272,772,325
Second Lien	16,609,760	—	—	16,609,760
Total investments	329,771,204	—	40,389,119	289,382,085
Cash equivalents	25,230,010	25,230,010	—	—
Total assets at fair value	$351,329,707	$21,558,503	$40,389,119	$289,382,085

The following is a summary of the levels within the fair value hierarchy in which Logan JV was invested as of December 31, 2017:

	Fair Value	Level 1	Level 2	Level 3
First Lien	$228,427,482	$—	$44,748,317	$183,679,166
Second Lien	21,218,024	—	6,056,655	15,161,368
Equity	754,457	754,457	—	—
Total investments	250,399,963	754,457	50,804,972	198,840,534
Cash equivalents	10,023,054	10,023,054	—	—
Total assets at fair value	$261,037,038	$11,391,532	$50,804,972	$198,840,534

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2018, 2017 and 2016 (Not covered by the auditor’s report)

The following is a reconciliation of assets in which significant unobservable inputs (Level 3) were used in determining fair value for the year ended December 31, 2018:

	First Lien	Second Lien	Total
Purchases	156,635,294	3,784,807	160,420,101
Transfers into Level 3	10,322,079	3,118,995	13,441,074
Transfers out of Level 3	(6,065,448)	—	(6,065,448

Transfers into and out of Level 3 are primarily attributable to changes in the level of market activity during the period. It is Logan JV’s policy to recognize transfers into and out of Level 3 at the beginning of the reporting period.

The following is a reconciliation of assets in which significant unobservable inputs (Level 3) were used in determining fair value for the year ended December 31, 2017:

	First Lien	Second Lien	Total
Purchases	121,204,901	14,631,538	135,836,439
Transfers into Level 3	4,820,553	41,684	4,862,237
Transfers out of Level 3	(13,428,286)	(395,835)	(13,824,121

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2018, 2017 and 2016 (Not covered by the auditor’s report)

The following provides quantitative information about Level 3 fair value measurements as of December 31, 2018:

Description	Fair Value at December 31, 2018 (1)	Valuation Technique	Unobservable Inputs	Weighted Average(2)
First Lien	$54,894,557	Discounted Cash Flows (income approach)	Weighted Average Cost of Capital (WACC)	7.0%-13.9% (9.0%)
	2,257,318	Market comparable Companies (market approach)	EBITDA multiple	(6.2x)
Second Lien	1,030,000	Discounted Cash Flows (income approach)	Weighted Average Cost of Capital (WACC)	9.9%-11.8% (10.9%)
	$58,181,875

(1)

Included within the Level 3 assets of $289,382,085 is an amount of $231,200,210 for which the Advisor did not develop the unobservable inputs for the determination of fair value (examples included single source quotation and prior or pending transactions).

(2)	Weighted average based upon the fair value of the investments in that class.

The following provides quantitative information about Level 3 fair value measurements as of December 31, 2017:

Description	Fair Value at December 31, 2017 (1)	Valuation Technique	Unobservable Inputs	Weighted Average(2)
First Lien	$43,476,488	Discounted Cash Flows (income approach)	Weighted Average Cost of Capital (WACC)	5.2%-8.3% (6.7%)
	$43,476,488

(1)

Included within the Level 3 assets of $198,840,534 is an amount of $155,364,046 for which the Advisor did not develop the unobservable inputs for the determination of fair value (examples included single source quotation and prior or pending transactions).

(2)	Weighted average based upon the fair value or the investments in each investment category.

The primary significant unobservable input used in the fair value measurement of Logan JV’s debt securities is the weighted average cost of capital, or WACC. Significant increases (decreases) in the WACC in isolation would result in a significantly lower (higher) fair value measurement. In determining the WACC, for the income, or yield, approach, Logan JV considers current market yields, portfolio company performance relative to public and private comparable values, leverage levels, and credit quality, among other factors, in its analysis. Changes in one or more of these factors can have a similar directional change on other factors in determining the appropriate WACC to use in the income approach.

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2018, 2017 and 2016 (Not covered by the auditor’s report)

4.	Credit Facility

On December 17, 2014, Logan JV, through Logan JV SPV, entered into a senior credit facility (the “Facility”) with Deutsche Bank AG which allowed the Company to borrow up to $50,000,000 subject to leverage and borrowing base restrictions. Throughout the course of 2015, 2016, 2017 and 2018, in accordance with the terms of the Credit Facility, Deutsche Bank AG and other banks increased the commitment amount to $275,000,000. The amended revolving loan period ends on January 12, 2021 and the final maturity date is January 12, 2023

As of December 31, 2018 and 2017, the Company had $241,679,121 and $169,631,533 of outstanding borrowings under the Facility, respectively. The Facility requires payment of interest on a quarterly basis using three month LIBOR (with no LIBOR floor) plus 2.20%. The Facility’s all-in interest rate as of December 2018 and 2017 was 4.64% and 3.86%, respectively.

Borrowings under the Facility are subject to, among other things, a minimum borrowings base. The Facility has certain collateral requirements and/or financial covenants, including covenants related to: (a) limitations on the incurrence of additional indebtedness, (b) eligibility of certain investments, (c) limitations on concentrations, (d) collateral quality tests, and (e) compliance with certain financial maintenance standards including minimum members’ capital. In addition to the financial maintenance standards, described in the preceding sentence, borrowings under the Facility are subject to compliance with a borrowing base that applies different advance rates to different types of assets in the Company’s portfolio.

The Facility’s document also includes default provisions such as the failure to make timely payments, uncured breach of the borrowing base, borrower bankruptcy, the occurrence of a change in control, and the Company’s failure to materially perform under the operative agreements governing the Facility, which, if not complied with, could, at the option of the lender, accelerate repayment under the Facility, thereby materially and adversely affecting our liquidity, financial condition and results of operations. Each loan originated under the Facility is subject to the satisfaction of certain conditions. It cannot be assured that the Company will be able to borrow funds under the Facility at any particular time or at all. The Company is currently in compliance with all financial covenants under the Facility; and was so during the period.

As of December 31, 2018 and 2017, the carrying amount of the Company’s outstanding loan approximated fair value. The fair values of the Company’s loan is determined in accordance with ASC 820, which defines fair value in terms of the price that would be paid to transfer a market interest rates and entities with similar credit risk. As of December 31, 2018 and 2017, the loan would be deemed to be Level 3 of the fair value hierarchy.

For the years ended December 31, 2018, 2017, and 2016, the Company incurred interest expense and related fees, excluding amortization of deferred financing costs, of $9,769,526, $5,861,844 and $4,576,777, respectively.

For the years ended December 31, 2018, 2017, and 2016, amortization of deferred financing costs totaled $740,789, $468,483 and $352,524 respectively. The unamortized fees and expenses are presented in the Consolidated Statements of Assets, Liabilities and Members’ Capital as a reduction to the Loans payable balance and are being amortized using the straight line method.

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2018, 2017 and 2016 (Not covered by the auditor’s report)

5.	Recent Accounting Pronouncements

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230)”, which seeks to reduce diversity in how certain cash payments are presented in the Statement of Cash Flows. Under ASU 2016-15, an entity will need to conform to the presentation as prescribed for eight specific cash flow issues. ASU 2016-15 will be effective for annual and interim reporting periods after December 15, 2018. The application of this guidance is not expected to have a material impact on Logan JV’s consolidated financial statements.

In December 2016, the FASB issued ASU 2016-19, “Technical Corrections and Improvements (Topic 820)”, which includes minor corrections and clarifications that affect a wide variety of topics in the Accounting Standards Codification, including an amendment to Topic 820, “Fair Value Measurement”, which clarifies the difference between a valuation approach and a valuation technique when applying the guidance of that Topic. The amendment also requires an entity to disclose when there has been a change in either or both a valuation approach and/or a valuation technique. The transition guidance for the Topic 820 amendment must be applied prospectively because it could potentially involve the use of hindsight that includes fair value measurements. The guidance is effective for fiscal years, and interim periods within those fiscal years, for all entities beginning after December 15, 2016. The Company adopted this standard effective January 1, 2017, and any further required disclosures surrounding changes to valuation approach and/or a valuation technique are disclosed in the Company’s consolidated financial statements. The application of this guidance did not have a material impact on the financial statements as there were no changes to the valuation approach or technique of Logan JV.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement”, which impacts fair value disclosure for both private and public companies. ASU 2018-13 removes, modifies, and adds certain fair value related disclosures. ASU 2018-13 is effective for annual and interim reporting periods beginning after December 15, 2019. Early adoption is permitted. Logan JV adopted this standard effective January 1, 2018. As a result of this adoption, the Fund removed the Level 3 rollforward disclosure and replaced it with a summary of purchases of Level 3 investments and transfers into or out of Level 3 during the years ended December 31, 2018 and 2017. For further detail, refer to Footnote 3, Investment Valuation.

6.	Investment Risk

Logan JV’s investing activities expose it to various types of risks that are associated with the markets and financial instruments in which it invests. The significant types of financial risks to which Logan JV is exposed include, but are not limited to, market risk, credit risk, liquidity risk, and interest risk.

Market Risk

Market risk encompasses the potential for both losses and gains and includes, but is not limited to, price risk. Logan JV’s investments are long-term and illiquid and there is no assurance that Logan JV will achieve investment objectives including targeted returns.

Credit Risk

The value of Logan JV’s investments will generally fluctuate in response to company, political, or economic developments and can decline significantly over short periods of time or during periods of general or regional economic difficulty. Lower-quality debt securities involve greater risk of default or price changes due to changes in the credit quality of the issuer. Lower-quality debt securities can be thinly traded or have restrictions on resale, making them difficult to sell at an acceptable price. The default rate for lower-quality debt securities is likely to be higher during economic recessions or periods of high interest rates.

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2018, 2017 and 2016 (Not covered by the auditor’s report)

Liquidity Risk

Logan JV primarily invests in syndicated bank loans. Syndicated loans are typically bought and sold by institutional investors in individually negotiated private transactions that function in many respects like an over-the-counter (“OTC”) secondary market, although no formal market-makers exist. This market, while having grown substantially, generally has fewer trades and less liquidity than the secondary market for other types of securities. Some syndicated loans have few or no trades, or trade infrequently, and information regarding a specific senior loan may not be widely available or may be incomplete. For loans that are provided directly to borrowers, all of these positions are subject to legal and other restrictions on resale or will be otherwise less liquid than publicly traded securities. The illiquidity of its investments may make it difficult for Logan JV to sell such investments if the need arises. In addition, if Logan JV is required to liquidate all or a portion of its portfolio quickly, Logan JV may realize significantly less than the value at which it had previously recorded its investments. The extent of this exposure is reflected in the carrying value of these financial assets and recorded in the Consolidated Statements of Assets, Liabilities and Members’ Capital. Further, Logan JV may face other restrictions on its ability to liquidate an investment in a portfolio company to the extent that it, or an affiliated entity, has material non-public information regarding such portfolio company.

Interest Risk

The value of Logan JV’s investments will generally fluctuate with, among other things, changes in prevailing interest rates, general economic conditions, the condition of certain financial markets, developments or trends in any particular industry and the financial condition of the issuer. Some of Logan JV’s investments involve the acquisitions of fixed income securities. Any increase to prevailing interest rates may result in a decrease in the value of fixed income securities held or vice versa. Additionally, changes in market rates may result in declining yields upon reinvestment of excess cash balances.

7.	Related Party Transactions

Administration Expenses

Administration services are provided by THL Credit Advisors LLC, (the “Administrator”) a Delaware company, through an administration agreement approved by Logan JV on December 3, 2014. In accordance with the agreement, the Administrator shall provide such services necessary for the operation of Logan JV; including, but not limited to, office facilities, clerical, bookkeeping and record keeping services. In connection with these services, the Administrator is entitled to be reimbursed for the costs and expenses incurred by the Administrator in performing its responsibilities under the agreement. Logan JV will reimburse the Administrator for its allocable portion of the costs and expenses incurred by the Administrator in performance of its duties under the administration agreement. For the years ended December 31, 2018 and 2017, and 2016, Logan JV incurred $191,992, $180,142 and $179,640, respectively, and are included in other general and administrative expenses in the Consolidated Statements of Operations. As of December 31, 2018 and 2017, $50,000 and $40,000, respectively, was payable to the Administrator, and is included within accrued expenses on the Consolidated Statements of Assets, Liabilities and Members’ Capital.

Logan JV does not pay management fees or incentive fees.

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2018, 2017 and 2016 (Not covered by the auditor’s report)

8.	Members’ Capital

Commitments and Contributions

Member interests in Logan JV, as defined in the Agreement, refer to percentage interests (the “Percentages”) based on capital commitments. As set forth in the fund agreement, each member is deemed to be a managing member. Aggregate commitments totaling $250,000,000 have been raised from the Members. THL Credit has committed to provide 80%, or $200,000,000, of the total commitment, of which $92,600,000 has been called through December 31, 2018. The remaining 20%, or $50,000,000, of the total commitment will be provided by Perspecta, of which $23,150,000 has been called through December 31, 2018. For the years ended December 31, 2018, 2017 and 2016, $32,000,000, $10,000,000 and $12,000,000 of capital was called, respectively. The members had contributed 46.3%, 33.5% and 29.5% of their capital commitments as of December 31, 2018, 2017 and 2016, respectively.

Capital Accounts

Capital Accounts are maintained for each Member consisting of the Members’ Capital Contribution, increased or decreased by Profit or Loss (each as defined in the Agreement) allocated to the Member, decreased by the cash or Value (as defined in the Agreement) of property distributed to the Member (giving net effect to any liabilities to which the property is subject or which the Member assumes), and otherwise maintained consistent with this Agreement. In the event that THL Credit Advisors LLC, in its capacity as Administrative Agent under the agreement, determines that it is prudent to modify the manner in which capital accounts, including all debits and credits to the capital accounts, are computed in order to be maintained consistent with the Agreement, the Administrative Agent is authorized to make those modifications to the extent that they do not result in a material adverse effect to any Member.

Allocations of Profit and Loss

Subject to the Agreement, Profit or Loss is allocated among the Members on a pro rata basis. Loss is allocated among the Members pro rata in accordance with their capital accounts. Profit is allocated among the Members (i) first, pro rata until the cumulative amount of profit allocated to a Member (or any transferee of any Member) equals the cumulative amount of Loss previously allocated to the Member (or any transferee of that Member) and (ii) thereafter pro rata in accordance with the Members’ capital accounts. All allocations for the years ended December 31, 2018 and 2017 and 2016 were based on each Member’s pro rata share in accordance with their capital accounts.

Distributions

To the extent of available cash and cash equivalents after payment of expenses, Logan JV shall make distributions quarterly in the amounts as determined by board approval, shared among the Members in proportion to their respective capital accounts after payment of any temporary advances or fees related thereto. All distributions for the years ended December 31, 2018, 2017 and 2016 were based on Members’ pro rata share of their capital accounts. For the years ended December 31, 2018, and 2017, $12,450,000 and $11,625,000 was declared, respectively. As of December 31, 2018, and 2017, $3,360,000 and $3,300,000, respectively, was payable to Members.

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2018, 2017 and 2016 (Not covered by the auditor’s report)

9.	Commitments and Contingencies

From time to time, Logan JV or the Administrator, in its capacity as the investment adviser to Logan JV, may become party to legal proceedings in the ordinary course of business, including proceedings related to the enforcement of Logan JV’s rights under contracts with its portfolio companies. Neither Logan JV, nor the Administrator, in such capacity, is currently subject to any material legal proceedings.

As of December 31, 2018 and 2017, Logan JV did not have any additional commitments or contingencies except Revolving and Unfunded Delayed Draw Loans described in Note 2.

10.	Financial Highlights

Nonpublic investment vehicles, such as Logan JV, are required to disclose certain financial highlights related to their investment performance and operations. However, since the Members are responsible for all investment making and business decisions, there is no requirement to show financial highlights in accordance with ASC Topic 946. Therefore, since Logan JV only consists of managing members, the financial highlights have been omitted.

11.	Subsequent Events

On February 6, 2019 Logan JV repaid $10,000,000 to the credit facility and distributed $4,000,000 to the Managing Members.

Logan JV has evaluated the events or transactions that may require disclosure in Logan JV’s financial statements and no additional items were noted that required disclosure or adjustment through March 6, 2019, the date that the financial statements were available to be issued.